SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2015

HMG/COURTLAND PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

1-7865 (Commission File No)	59-1914299 (I.R.S. Employer Identification No.)
1870 S. Bayshore Drive Coconut Grove, Florida (Address of Principal Executive Offices)	33133 (Zip Code)
(305)854-6803 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 19, 2015, pursuant to the terms of a Construction Loan Agreement (“Loan Agreement”), between JY-TV Associates LLC, a Florida limited liability company (the “Borrower”) which is one-third owned by HMG Orlando, LLC, a Delaware limited liability company (“HMG Orlando”) that is a wholly owned subsidiary of HMG/Courtland Properties, Inc. (the “Company”) and Wells Fargo Bank (“Lender”), Lender loaned to the Borrower the principal sum of $27 million pursuant to a senior secured construction loan (“Loan”). The proceeds of the Loan shall be used to finance the previously reported construction of multi-family residential apartments containing 240 units totaling approximately 239,000 net rentable square feet on a 9.5 acre site located in Orlando, Florida (“Project”). Total development costs for the Project are estimated at $34 million and the Borrower’s equity totals approximately $7 million.

The Loan Agreement is evidenced by a Promissory Note Secured by Mortgage (“Note”). The Note is secured by, among other things, a first mortgage on the Project and a collateral assignment of all present and future leases and rents. No transfer of any equity interest in the Project is permitted without prior written consent by Lender.

The initial term of the Loan is 36 months or May 2018. The Borrower has one 12-month extension following the initial loan term (“Extension Option Term”), subject to certain conditions being met as of the date Borrower requests such extension. The conditions that must be met for the Extension Option Term include, but are not limited to: no event of default under the Loan Agreement, lien-free completion of the Project, issuance of certificates of occupancy and the achievement of a minimum tenant occupancy of 90%.

The interest rate on the Loan (“Interest Rate”) is one-month LIBOR plus 2.75%. Interest only payments are due during the initial term of the Loan. During the Extension Option Term, if applicable, monthly principal amortization payments shall be required in an amount based on a 30 year amortization.

The Loan Agreement requires that the Project be completed 30 months from the closing of the Loan. No later than 30 months from the date of Loan closing, the Project must be at least 85% leased. The resultant net operating income (NOI), based on leases approved by Lender must generate a minimum DSCR (defined as net operating income divided by the amount obtained by multiplying the Loan amount by the greatest of (1) 6.81% loan constant, (2) a debt constant based on the Interest Rate and 30-year amortization, and (3) a debt constant based on the then current 10-year Treasury Note plus 2% and a 30-year amortization) of 1.10 times. If the foregoing is not achieved, then the Lender reserves the right to require a new appraisal, and in its sole discretion require Borrower to pay down Loan in an amount sufficient to (1) restore a 70% loan to value ratio based on “as-if stabilized” value; and (2)produce an Appraisal DSCR of not less than 1.32 times. Furthermore, the Borrower is required to comply with the following other covenants: (1) Borrower will not make changes to its operating agreement that would have an adverse effect on its ability to own and operate its properties or to perform under the Loan, without the prior written consent of Lender; (2) Borrower or its affiliate must remain as developer of the Project and as property manager following completion; (3) any and all debt payable to affiliates shall be fully subordinated to the Loan; (4) title shall be free and clear of any liens not acceptable to Lender, as evidenced by a date-down endorsement to the title insurance policy in connection with each construction draw; (5) Borrower shall not incur any additional indebtedness or other material obligation nor directly or indirectly guaranty the obligations of any other person or entity; and (6) the Borrower shall establish its primary operating depository account with regard to the Project with Lender.

The Company and certain affiliates of the other two members of the Borrower (“Guarantors”) entered into a Completion Guaranty Agreement (“Completion Guaranty”) and a Repayment Guaranty Agreement (“Repayment Guaranty”) (collectively, the “Guaranties”) with the Lender. Under the Completion Guaranty, Guarantors shall unconditionally guaranty, on a joint and several basis, lien free completion of all improvements with respect to the Project and any construction or completion obligations required to be made by the Borrower pursuant to any approved leases. Under the Repayment Guaranty, Guarantors shall provide an unconditional guaranty including the repayment of $11.5 million of the principal balance of the Loan, repayment of all accrued but unpaid interest and payment of any other sums payable under any of the Loan Agreement (“Principal Guaranty”). The Principal Guaranty shall reduce to $6.8 million upon achievement of lien-free completion of the Project, issuance of a certificate of occupancy from the appropriate governmental agencies, minimum tenant occupancy of 95%, and the achievement of a minimum DSCR of 1.32 times. The Repayment Guaranty imposes on each Guarantor liability for matters arising out of, among other things, fraud, intentional misrepresentation, gross negligence, willful misconduct, waste, failure to pay taxes, failure to maintain insurance, failure to apply rents and income to certain debt obligations, hazardous waste, misappropriation of funds and matters involving bankruptcy (referred to as “Bad Boy Events”). In the case of any Bad Boy Events, the Repayment Guaranty imposes on each of the Guarantors liability to the Lender in excess of, and unrelated to, a limited percentage of the outstanding Loan principal, due to such Bad Boy Events, whether or not the Bad Boy Event was caused by the Guarantor or its affiliates.

Each Guarantor is required to maintain compliance at all times with the following financial covenants, as defined: (1) the ratio of total liabilities divided by gross asset value shall not exceed .75:1.00, (2) net worth shall not be less than $10 million and is defined as gross asset value less total liabilities and (3) liquidity shall not be less than $3 million. Liquidity is defined as the sum of unencumbered, unrestricted cash and cash equivalents, plus the market value of unencumbered, unrestricted marketable securities.

Borrower and the Guarantors are required to provide to the Lender the following information: (1) within 90 days of the end of each party’s fiscal year: financial statements acceptable in form to Lender and semi-annually within 60 days of the end of the second fiscal quarter and with 120 days of the fiscal year end, executed financial covenant compliance certificates; (2) following substantial completion of the Project, leasing status reports, operating statements, and rent rolls shall be provided no later than 30 days after each quarter end and: (3) no later than October 31 of each year, true and complete copies of Borrower’s and Guarantor’s tax returns if requested by the Lender.

As of May 19, 2015, in conjunction with the Loan Agreement, the Company entered into a Reimbursement and Contribution Agreement (“R&C Agreement”) with the Borrower and the owners and/or principals of the two other members of the Borrower. Under the R&C Agreement the parties agreed that (1) the Borrower guarantees to each of the Guarantors the full and unconditional payment when due and performance of each of the Borrower’s obligations under the loan documents described in the Guaranties; (2) should Borrower fail to perform its obligations under the loan documents described in the Guaranties then Borrower and each of the Guarantors (to extent of its pro-rata share of payments and/or performance due, as defined below) shall defend, indemnify and hold each of the other Guarantors harmless from damages, costs, expenses, etc. arising out of or as a result of such failure of the Borrower; (3) if any Guarantor is required to pay or perform, and actually does pay any amount to Lender for the benefit of the Borrower, or perform any act required by Lender for the benefit of the Borrower (“Payment and Performance”), each such paying or performing Guarantor shall have the right to be reimbursed by Borrower for any amounts paid or sums accrued in the Payment and Performance; (4) if a Guarantor is required to make any Payment and Performance, and should such Guarantor not be reimbursed by the Borrower, the Guarantor making the Payment and Performance shall be entitled to contribution from the other Guarantors in an amount equal to the Payment and Performance; (5) where Payment and Performance is made by a Guarantor due to any Bad Boy Events (as imposed under the Repayment Guarantee), the Guarantor that has made such Payment and Performance and was not responsible for, and did not cause such event, then such Guarantor shall be entitled to receive 100% of the Payment and Performance for such Bad Boy Event from the Guarantor whose alleged act, omission or breach resulted in the paying of such Payment and Performance caused by the Bad Boy Event.

The information in Item 9.01 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits:
10(aa)	Construction Loan Agreement between JY-TV Associates, LLC, a Florida limited liability company and Wells Fargo Bank, National Association entered into as of May 19, 2015
10(bb)	Promissory Note Secured by Mortgage dated May 19, 2015 between JY-TV Associates, LLC, a Florida limited liability company and Wells Fargo Bank, National Association
10(cc)	Completion Guaranty Agreement dated May 19, 2015 between HMG/Courtland Properties, Inc. and Wells Fargo Bank
10(dd)	Repayment Guaranty Agreement dated May 19, 2015 between HMG/Courtland Properties, Inc. and Wells Fargo Bank
10(ee)	Reimbursement and Contribution Agreement dated May 19, 2015 between JY-TV Associates, LLC, HMG/Courtland Properties, Inc., J. I. Kislak, Inc., W. Douglas Pitts and Kiki L. Courtelis (collectively “Pitts”)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMC/COURTLAND PROPERTIES, INC.

	By:	/S/ CARLOS CAMAROTTI
Carlos Camarotti
Principal Financial Officer
Date: May 21, 2015